                                                                  Exhibit 21.1



                              LIST OF SUBSIDIARIES



1. The Rose Group Corporation, a Delaware corporation d/b/a in the State of Florida under the assumed name Fresh Babies, Inc.


2.  Rosebaby.com of Utah, Inc., a Utah corporation.